CynergisTek Expands Expertise in Capital Markets, Investment Banking and Corporate Governance on its Board of Directors

Austin, TX, August 13, 2021 — CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in cybersecurity, privacy, and compliance, today announced that it has appointed John Flood to its board of directors.  John was a founding partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm supporting the company’s visibility in the public market, on their access to high quality institutional investors and their stock’s liquidity and trading profile. At Craig-Hallum, Mr. Flood led the investment banking and institutional equity sales teams. He was also a member of the firm’s board of governors, and executive, research, banking and M&A committees.  Mr. Flood will be added to the audit committee and will lead a new committee focused on investor relations and capital market strategies.

“On behalf of the CynergisTek board, I want to welcome John to our board of directors,” stated Robert McCashin, chairman of the board. “As we embark on our next stage of returning to double-digit growth and profitability and building out our long-term strategic plan, John’s experience navigating the small-cap investor and capital market landscape along with his corporate governance experience will be instrumental in our efforts to communicate our message to shareholders and attract new institutional investors. This addition is one more step we are taking to support our management team with the skills necessary to navigate during this time of transition.”

“I look forward to working with the CynergisTek team and helping them chart their path and provide the support they will need as they ensure they have the capital and the resources to execute on their vision,” Flood said. “I’ve worked with Mac and his team for a number of years and couldn’t think of a better company I would want to be a part of as they look to grow the business and increase shareholder value.”

“This is an exciting moment for CynergisTek and its Board of Directors,” said Mac McMillan, CEO and President.  “Craig-Hallum has been a consistent partner for CynergisTek and to have the opportunity to have such a distinguished alum of that organization, John Flood, join our Board is a huge step in the right direction for the future.  I look forward to working with John as we work to grow CynergisTek.”

Flood earned a Bachelor of Science in management and economics from the University of Minnesota Carlson School of Management.

In connection with Mr. Flood’s appointment, he was issued 15,000 restricted stock units to purchase common shares of CynergisTek.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek, Inc. (the “Company”).  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.  Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Paul Anthony
(949) 382-1419

InvestorRelations@CynergisTek.com

Media Contact:

Allison + Partners

Jaime Tero

(415) 755-8639

jaime.tero@allisonpr.com